Exhibit 99.7

BioSante Pharmaceuticals

BIOSANTE PHARMACEUTICALS, INC. 111 BARCLAY BOULEVARD LINCOLNSHIRE, IL 60069 ATTN: PHILLIP B. DONENBERG

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
CONTROL #	000000000000
SHARES	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

0000000000 02

The Board of Directors recommends you vote FOR proposals 1 through 5.

	For	Against	Abstain
1 Proposal to approve the issuance of BioSante common stock in the merger contemplated by the amended and restated agreement and plan of merger dated as of April 12, 2013, by and among BioSante Pharmaceuticals, Inc. (BioSante), ANI Merger Sub, Inc., a wholly owned subsidiary of BioSante, and ANIP Acquisition Company d/b/a ANI Pharmaceuticals (ANI).	0	0	0

2 Election of Directors
Nominees

01 Louis W. Sullivan M.D. 02 Stephen M. Simes 03 Fred Holubow 04 Ross Mangano
05 John T. Potts M.D. 06 Edward C. Rosenow III M.D. 07 Stephen A. Sherwin M.D.

For All	Withhold All	For All Except
0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) on the line below

	For	Against	Abstain
3 Proposal to ratify the selection of Deloitte & Touche LLP as BioSante's independent registered public accounting firm for the year ending December 31, 2013.	0	0	0
4 Proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of BioSante under existing arrangements in connection with the merger.	0	0	0
5 Proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of proposal 1.	0	0	0

NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the special meeting or any adjournment or postponement of the special meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

JOB #

SHARES
CUSIP #
SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000152588_1 R1.0.0.11699

BIOSANTE PHARMACEUTICALS, INC. SPECIAL MEETING OF STOCKHOLDERS [_________], [____________], 2013 8:00 a.m., CDT BioSante Pharmaceuticals, Inc. 111 Barclay Boulevard Lincolnshire, IL 60069 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Proxy Statement/Prospectus is available at www.proxyvote.com . 0000152588_2 R1.0.0.11699 You are encouraged to specify your choice by marking the appropriate boxes on the reverse side. This proxy is solicited on behalf of the Board of Directors of BioSante Pharmaceuticals, Inc., for use at the Special Meeting of Stockholders on [____________], 2013. By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or Internet, and appoint Stephen M. Simes and Phillip B. Donenberg, or either of them, with full power of substitution to vote your shares on the matters shown on the reverse side and any other matter which may properly come before the Special Meeting of Stockholders to be held on and at any adjournment or postponement of the meeting. This proxy, when properly signed, will be voted in the manner directed. If no direction is given, this proxy will be voted FOR Proposals 1, 3, 4 and 5 and FOR all the nominees for director, in the proxies’ discretion, upon such other matters as may properly come before the meeting. Continued and to be signed on reverse side BIOSANTE PHARMACEUTICALS, INC. 3000078 v.1 04/24/2013